Exhibit 99.1

News Release	Beam Inc. 510 Lake Cook Road Deerfield, Illinois 60015-4964 www.beamglobal.com

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS

•	Strong Growth for Premium Whiskeys and Innovations Drives Fourth Quarter Performance

•	Full-Year Sales Reach Record on Above-Market Growth in North America and Europe

•	Earnings Growth Exceeds Company’s 2013 Target Range

•	Proposed Transaction with Suntory Holdings Remains on Track to Close in Second Quarter

Deerfield, Illinois, February 5, 2014 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the fourth quarter and full year 2013.

For the full year 2013, reported net sales increased 4% to a record $2.55 billion. Net sales for the year were up 2% on a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures. A challenging year-over-year comparison in India adversely impacted full-year comparable sales by approximately one point. Beam’s full-year sales benefited from market outperformance in North America and Europe/Middle East/Africa, partly offset by lower sales in Asia Pacific/South America. New products and positive price/mix enhanced the company’s top-line growth.

On a reported basis (GAAP), full-year diluted earnings per share from continuing operations were $2.24 versus $2.51 in 2012. Full-year results were impacted by a net charge of 39 cents per share related to items including early extinguishment of debt and a fourth-quarter non-cash impairment of a tradename in Spain.

Full-year diluted EPS before charges/gains was $2.63, up 10%, exceeding the company’s 2013 target for high-single-digit growth. Earnings benefited from sales growth, operating margin improvement and lower interest expense. The company generated free cash flow of $332 million in 2013, exceeding the high end of its target range.

For the fourth quarter, reported net sales increased 4% and net sales were up 5% on a comparable basis. Comparable fourth quarter sales growth benefited from strong demand for the company’s premium whiskey and tequila brands, successful new-product innovations, and an

Crafting the Spirits that Stir the World

BEAM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS, PAGE 2

approximate one point benefit from a return to growth in India. Comparable sales in the quarter reflected market outperformance in North America and Europe, which more than offset continued softness in the Australia market.

Diluted EPS from continuing operations for the quarter was down 29% on a reported basis. Diluted EPS before charges/gains for the quarter was $0.77, up 15%.

Better-than-Expected Finish to Another Strong Year

“Beam closed a strong year with a better-than-expected quarter that benefited from accelerated growth for premium brands and cost containment,” said Matt Shattock, president and chief executive officer of Beam. “For the full year, we delivered excellent performance in premium whiskey – led by Bourbon, Canadian, single-malt Scotch and Irish – as well as in Tequila. We’re pleased we exceeded the high-single-digit earnings target range we established at the start of 2013 and delivered another year of double-digit growth in diluted earnings per share before charges/gains. The worldwide Beam team can be very proud of these results and the shareholder value that Beam has created over the past several years, which is underscored by the transaction we’ve entered into with Suntory Holdings.”

Financial Highlights for the Full Year 2013:

•	Income from continuing operations was $365.5 million, or $2.24 per diluted share, versus $2.51 per diluted share in 2012.

•	Excluding charges and gains, diluted EPS from continuing operations was $2.63, up 10% from $2.40 in 2012.

•	Reported net sales were a record $2.55 billion (excluding excise taxes), up 4%.

•	On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were up 2%.

•	Comparable net sales by segment:

•	North America +5%

•	Europe/Middle East/Africa (EMEA) +6%

•	Asia Pacific/South America (APSA) -9%. Segment results were adversely impacted by lower sales in Australia and a challenging year-over-year comparison in India.

•	Operating income was $617.1 million, up 8%.

•	Operating income before charges/gains was $667.6 million, up 6%.

•	The company generated free cash flow of $332 million.

Crafting the Spirits that Stir the World

BEAM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS, PAGE 3

Financial Highlights for the Fourth Quarter:

•	Income from continuing operations was $91.6 million, or $0.56 per diluted share, versus $0.79 in the year-ago quarter.

•	Excluding charges and gains, diluted EPS from continuing operations was $0.77, up 15% from $0.67 in the year-ago quarter.

•	Reported net sales were $739.5 million (excluding excise taxes), up 4%.

•	On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were up 5%.

•	Comparable net sales by segment:

•	North America +6%

•	Europe/Middle East/Africa (EMEA) +9%

•	Asia Pacific/South America (APSA) -5%.

•	Operating income was $134.9 million, down 14%.

•	Operating income before charges/gains was $189.9 million, up 7%.

Update on Proposed Transaction with Suntory Holdings

“We look forward to completion of the proposed acquisition of Beam Inc. by Suntory Holdings,” Shattock said. “The proposed transaction remains on track to close in the second quarter of 2014.” Beam has filed its preliminary proxy statement with the SEC related to the transaction, and the date for a shareholder vote will be announced when Beam files the definitive proxy statement in the coming weeks. The transaction also remains subject to regulatory clearance in the United States and the European Union.

In light of the pending transaction, the company is not providing public targets for 2014 earnings and free cash flow and not holding a conference call today.

(continued on next page)

Crafting the Spirits that Stir the World

BEAM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS, PAGE 4

Key Brand Performance

Comparable net sales growth, full year 2013:

Comparable Net Sales Growth (1)
Power Brands	+4%
Jim Beam	+3%
Maker’s Mark	+17%
Sauza	+3%
Pinnacle	+0%
Courvoisier	-2%
Canadian Club	+10%
Teacher’s	-7%
Rising Stars	+2%
Laphroaig	+21%
Knob Creek	+14%
Basil Hayden’s	+29%
Kilbeggan	+2%
Cruzan	+2%
Hornitos	+12%
Skinnygirl	-26%
Sourz	+0%
Local Jewels	-8%
Value Creators	-2%
Total (2)	+2%

Results include ready-to-drink products

(1)	Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, a non-GAAP measure, and the reasons why management believes these adjustments are useful are included in the attached financial tables.
(2)	Total represents consolidated Beam comparable net sales (excluding excise taxes), including non-branded sales.

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Crafting the Spirits that Stir the World

BEAM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS, PAGE 5

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2013 sales of $2.55 billion (excluding excise taxes), volume of 37 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Suntory Holdings, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Beam assumes no obligation to update the information in this press release, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Crafting the Spirits that Stir the World

Beam Inc.

Consolidated Income Statement

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2013	2012	% Change	2013	2012	% Change
Sales	$906.6	$876.6		$3,148.4	$3,063.9
Less: Excise taxes	(167.1)	(167.4)		(601.1)	(604.2)

Net sales	739.5	709.2	4.3%	2,547.3	2,459.7	3.6%
Cost of goods sold	324.9	303.8	6.9%	1,067.9	1,023.7	4.3%

Gross profit	414.6	405.4	2.3%	1,479.4	1,436.0	3.0%
Advertising and marketing expense	117.4	116.5	0.8%	401.0	398.7	0.6%
Selling, general and administrative expense	105.2	111.5	-5.7%	392.2	412.9	-5.0%
Amortization of intangible assets	4.3	4.4	-2.3%	17.5	17.2	1.7%
Gain on sale of brands and related assets	—	—		(13.2)	—
Restructuring charges	3.3	0.6		15.3	4.3
Business separation costs	—	—		—	13.8
Asset impairment charges	49.5	15.6		49.5	15.6

Operating income	134.9	156.8	-14.0%	617.1	573.5	7.6%
Interest expense	18.6	29.1	-36.1%	91.6	109.0	-16.0%
Loss on early extinguishment of debt	—	—		56.9	—
Other income	(6.3)	(4.8)		(8.8)	(35.1)

Income from continuing operations before income taxes	122.6	132.5	-7.5%	477.4	499.6	-4.4%
Income taxes	31.0	5.7		111.9	96.2

Income from continuing operations	91.6	126.8	-27.8%	365.5	403.4	-9.4%
Loss from discontinued operations, net of tax	(1.3)	(15.9)		(3.0)	(18.2)

Net income	$90.3	$110.9	-18.6%	$362.5	$385.2	-5.9%

Basic earnings (loss) per common share:
Continuing operations	$0.56	$0.80	-30.0%	$2.26	$2.55	-11.4%
Discontinued operations	(0.01)	(0.10)		(0.02)	(0.12)

Net income	$0.55	$0.70	-21.4%	$2.24	$2.43	-7.8%

Diluted earnings (loss) per common share:
Continuing operations	$0.56	$0.79	-29.1%	$2.24	$2.51	-10.8%
Discontinued operations	(0.01)	(0.10)		(0.02)	(0.11)

Net income	$0.55	$0.69	-20.3%	$2.22	$2.40	-7.5%

Weighted-average common shares outstanding
Basic	163.6	159.4	2.6%	162.1	158.3	2.4%
Diluted	164.8	161.2	2.2%	163.4	160.8	1.6%

Beam Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

(In millions)	December 31, 2013
Assets
Cash and cash equivalents	$277.2
Accounts receivable	427.0
Inventories	1,843.3
Other current assets	342.6

Total current assets	2,890.1
Property, plant and equipment	815.7
Goodwill and other intangible assets	4,782.2
Other assets	96.7

Total assets	$8,584.7

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$12.8
Accounts payable	241.7
Long-term debt	2,024.5
Other liabilities	1,231.6

Total liabilities	3,510.6
Total equity	5,074.1

Total liabilities and equity	$8,584.7

Beam Inc.

Use of Non-GAAP Financial Information

Management believes the measures used in this release that are not presented in accordance with generally accepted accounting principles (“GAAP”) provide investors with important perspectives into the Company’s ongoing business performance by excluding certain items, referred to as “charges / gains,” that management believes are not indicative of the Company’s underlying results for purposes of analyzing performance on a year-over-year basis. The Company’s definition of charges / gains includes (when applicable) restructuring charges, other charges related to restructuring initiatives that cannot be reported as restructuring under GAAP, acquisition and integration related costs, gain/loss on the disposition of assets, asset impairment charges, loss on early extinguishment of debt and distribution gains from the wind down of our former Maxxium investment. Charges / gains excluded from GAAP results may also include other items which management believes are not indicative of the Company’s underlying operating performance for purposes of evaluating past and future performance; such items are excluded from GAAP results to improve comparability between periods.

Additional non-GAAP measures included in this release include amounts identified as “comparable” and “adjusted free cash flow”. The Company does not intend for this information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations of non-GAAP measures to the most closely comparable GAAP measures, together with a further explanation as to why management believes the non-GAAP measures provide useful information, are included on the following pages.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012			% Increase (Decrease)
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$739.5	—	$739.5	$709.2	—	$709.2	4.3%		4.3%
Cost of goods sold	324.9	—		303.8	0.3

Gross profit	414.6	—	414.6	405.4	(0.3)	405.1	2.3%		2.3%
Gross profit margin	56.1%		56.1%	57.2%		57.1%	(110	)bps	(100	)bps
Advertising and marketing expense	117.4	—		116.5	—
Selling, general and administrative expense	105.2	(2.2)		111.5	(4.7)
Amortization of intangible assets	4.3	—		4.4	—
Restructuring charges	3.3	(3.3)		0.6	(0.6)
Asset impairment charges	49.5	(49.5)		15.6	(15.6)

Operating income	134.9	55.0	189.9	156.8	20.6	177.4	-14.0%		7.0%
Operating income margin	18.2%		25.7%	22.1%		25.0%	(390	)bps	70	bps
Interest expense	18.6	—		29.1	—
Other income	(6.3)	—		(4.8)	—

Income from continuing operations before income taxes	122.6	55.0		132.5	20.6
Income taxes	31.0	18.9		5.7	39.2

Effective tax rate	25.3%		28.1%	4.3%		29.3%
Income from continuing operations	$91.6	36.1	$127.7	$126.8	(18.6)	$108.2	-27.8%		18.0%

Diluted EPS - continuing operations	$0.56	0.21	$0.77	$0.79	(0.12)	$0.67	-29.1%		14.9%

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended December 31, 2013	SG&A expense	Restructuring charges	Asset impairment charges	Operating income	Pre-tax income - cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$(3.0)	$—	$3.0	$3.0	$1.0	$2.0	$0.01
2 Other charges (b)	(2.2)	—	—	2.2	2.2	0.8	1.4	—
3 Acquisition/integration related costs (c)	—	(0.3)	—	0.3	0.3	0.1	0.2	—
4 Asset impairment (d)	—	—	(49.5)	49.5	49.5	14.8	34.7	0.21
5 Income tax adjustment (e)	—	—	—	—	—	2.2	(2.2)	(0.01)

	$(2.2)	$(3.3)	$(49.5)	$55.0	$55.0	$18.9	$36.1	$0.21

Three months ended December 31, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Asset impairment charges	Operating income	Pre-tax income - cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$0.5	$—	$(0.5)	$(0.5)	$(0.2)	$(0.3)	$—
2 Other charges (b)	0.5	(3.6)	—	—	3.1	3.1	1.1	2.0	0.01
3 Acquisition/integration related costs (c)	(0.2)	(1.1)	(1.1)	—	2.4	2.4	0.9	1.5	0.01
4 Asset impairment (d)	—	—	—	(15.6)	15.6	15.6	4.7	10.9	0.07
5 Income tax adjustment (e)	—	—	—	—	—	—	32.7	(32.7)	(0.21)

	$0.3	$(4.7)	$(0.6)	$(15.6)	$20.6	$20.6	$39.2	$(18.6)	$(0.12)

(a)	Restructuring charges in 2013 include $3.3 million of employee-related charges in connection with the organizational streamlining initiative described in the reconciliation of full year 2013 results below, partially offset by the reversal of restructuring accruals that were determined to no longer be required. The 2012 restructuring credit of $0.5 million represents the reversal of restructuring accruals that were determined to be no longer required.
(b)	Other charges for 2013 primarily consist of legal, forensic accounting and other third party expenses related to our India investigation ($1.9 million) and other asset write-offs related to repositioning our business in India ($0.3 million). In 2012, other SG&A charges include $3.6 million of legal, forensic accounting and other fees related to our internal investigation with respect to our India operations. Other cost of goods sold charges for 2012 include a $0.5 million gain on the sale of assets in connection with our 2011 project to centralize bottling operations in Kentucky.
(c)	In 2013, the adjustments to restructuring charges ($0.3 million) relate to employee retention expenses incurred in connection with integrating the Pinnacle and Calico Jack assets (“Pinnacle”) into our operations. The 2012 adjustments relate to the acquisition and integration of Pinnacle and the Cooley business, consisting primarily of expenses incurred in connection with integrating these businesses into our existing operational structure (e.g., distributor termination fees, accelerated depreciation, employee retention, and other organizational streamlining expenses).
(d)	The adjustments in 2013 and 2012 relate to the non-cash impairment of tradenames in Spain.
(e)	In 2013, the adjustments include a $7.8 million benefit arising from the resolution of certain foreign tax return matters and a $4.1 million benefit related to the repatriation of foreign earnings, partially offset by tax expense of $9.7 million in connection with a foreign tax law change enacted in the current period. The income tax adjustments in the 2012 period primarily related to a $22 million foreign tax credit related to the repatriation of foreign earnings and a $9 million net benefit related to the resolution of U.S. and foreign tax audit examinations for certain years.

bps - basis points

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Year Ended December 31, 2013			Year Ended December 31, 2012			% Increase (Decrease)
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$2,547.3	—	$2,547.3	$2,459.7	—	$2,459.7	3.6%		3.6%
Cost of goods sold	1,067.9	(2.0)		1,023.7	(0.8)

Gross profit	1,479.4	2.0	1,481.4	1,436.0	0.8	1,436.8	3.0%		3.1%
Gross profit margin	58.1%		58.2%	58.4%		58.4%	(30	)bps	(20	)bps
Advertising and marketing expense	401.0	—		398.7	—
Selling, general and administrative expense	392.2	3.1		412.9	(21.5)
Amortization of intangible assets	17.5	—		17.2	—
Gain on sale of brands and related assets	(13.2)	13.2		—	—
Restructuring charges	15.3	(15.3)		4.3	(4.3)
Business separation costs				13.8	(13.8)
Asset impairment charges	49.5	(49.5)		15.6	(15.6)

Operating income	617.1	50.5	667.6	573.5	56.0	629.5	7.6%		6.1%
Operating income margin	24.2%		26.2%	23.3%		25.6%	90	bps	60	bps
Interest expense	91.6	—		109.0	—
Loss on early extinguishment of debt	56.9	(56.9)		—	—
Other income	(8.8)	0.1		(35.1)	19.9

Income from continuing operations before income taxes	477.4	107.3		499.6	36.1
Income tax expense	111.9	42.6		96.2	53.8

Effective tax rate	23.4%		26.4%	19.3%		28.0%
Income from continuing operations	$365.5	64.7	$430.2	$403.4	(17.7)	$385.7	-9.4%		11.5%

Diluted EPS - continuing operations	$2.24	0.39	$2.63	$2.51	(0.11)	$2.40	-10.8%		9.6%

Adjustments Detail by Applicable Financial Statement Line Items

Year Ended December 31, 2013	Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Asset impairment charges	Operating income	Loss on debt extinguishment and Other Income	Pre-tax income- cont. operations	Income tax expense	Income from cont. operations	Diluted EPS- cont. operations
1 Restructuring charges (a)	$—	$—	$—	$(13.8)	$—	$13.8	$—	$13.8	$4.6	$9.2	$0.06
2 Other charges (b)	(0.1)	(9.1)	—	—	—	9.2	—	9.2	3.4	5.8	0.03
3 Acquisition/integration related costs (c)	(1.9)	12.2	—	(1.5)	—	(8.8)	0.1	(8.9)	(3.0)	(5.9)	(0.04)
4 Gain on sale of brands (d)	—	—	13.2	—	—	(13.2)	—	(13.2)	(4.7)	(8.5)	(0.05)
5 Asset impairment (e)	—	—	—	—	(49.5)	49.5	—	49.5	14.8	34.7	0.21
6 Loss on early extinguishment of debt (f)	—	—	—	—	—	—	(56.9)	56.9	19.4	37.5	0.23
7 Income tax adjustment (g)	—	—	—	—	—	—	—	—	8.1	(8.1)	(0.05)

	$(2.0)	$3.1	$13.2	$(15.3)	$(49.5)	$50.5	$(56.8)	$107.3	$42.6	$64.7	$0.39

Year Ended December 31, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Business separation costs	Asset impairment charges	Operating income	Other Income	Pre-tax income- cont. operations	Income tax expense	Income from cont. operations	Diluted EPS- cont. operations
1 Restructuring charges (a)	$—	$—	$(1.0)	$—	$—	$1.0	$—	$1.0	$0.2	$0.8	$—
2 Other charges (b)	0.3	(4.2)	—	—	—	3.9	—	3.9	1.4	2.5	0.01
3 Acquisition/integration related costs (c)	(1.1)	(17.3)	(3.3)	—	—	21.7	—	21.7	4.6	17.1	0.11
4 Separation costs (h)	—	—	—	(13.8)	—	13.8	—	13.8	5.3	8.5	0.05
5 Asset impairment (e)	—	—	—		(15.6)	15.6		15.6	4.7	10.9	0.07
6 Maxxium distribution (i)	—	—	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)
7 Tax indemnification (j)	—	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
8 Income tax adjustment (g)	—	—	—	—	—	—	—	—	37.6	(37.6)	(0.23)

	$(0.8)	$(21.5)	$(4.3)	$(13.8)	$(15.6)	$56.0	$19.9	$36.1	$53.8	$(17.7)	$(0.11)

(a)	During the third quarter of 2013, we approved an organizational restructuring plan to improve efficiency and effectiveness across the organization. This plan included the elimination of certain sales, marketing, operations and other positions within the Company’s three operating segments and corporate function. Restructuring charges related to this initiative in 2013 include approximately $13 million of employee-related charges and $1.3 million of third party fees associated with strategic review of the plan. These 2013 restructuring charges were partially offset by the reversal of restructuring accruals that were determined to no longer be required. In 2012, the adjustment is to eliminate restructuring charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives, which primarily include relocations of certain U.S. financial and human resources shared services from our Deerfield, Illinois headquarters to Kentucky.
(b)	Other charges for 2013 primarily consist of legal, forensic accounting and other third party expenses related to our India investigation ($7.6 million) and other asset write-offs related to repositioning our business in India ($1.5 million). Other charges for 2012 primarily include $3.6 million of charges associated with our internal investigation with respect to our India operations.
(c)	In 2013, the adjustments to cost of goods sold ($1.9 million) and restructuring charges ($1.5 million) relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including accelerated depreciation and employee retention costs). These charges were offset by a $12 million decrease in the fair value of estimated contingent consideration for our Skinnygirl ready-to-serve cocktail business based on revised estimated sales levels. The 2012 adjustments relate to the acquisition and integration of Pinnacle and Cooley as well as 2012 tax on earnings distributed within certain of Beam’s foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. The 2012 acquisition related adjustments impacting SG&A expense consist of: transaction-related expenses of $5 million, contract termination expenses of $10 million and integration related expenses of $2 million. Contract termination fees are primarily based on actual settlement agreements, but where a settlement agreement has not been reached, we recorded an estimated liability. In addition, acquisition-related adjustments in 2012 include amounts charged to cost of goods sold ($1.1 million) and restructuring charges ($3.3 million) that primarily relate to accelerated depreciation and employee retention.
(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.
(e)	The adjustments in 2013 and 2012 relate to the non-cash impairment of tradenames in Spain.
(f)	Adjustment to eliminate loss on early extinguishment of debt related to our tender offer and subsequent redemption of senior notes.
(g)	In 2013, the adjustments include a $7.8 million benefit arising from the resolution of certain foreign tax return matters, a $5.9 million benefit related to our decision in the first quarter of 2013 to participate in a tax amnesty program resulting in an adjustment to uncertain tax positions, and a $4.1 million benefit related to the repatriation of foreign earnings, partially offset by tax expense of $9.7 million in connection with a foreign tax law change enacted in the current period. In 2012, the income tax adjustments primarily include a $22 million foreign tax credit related to the repatriation of foreign earnings and a $17 million net benefit arising from the resolution of certain foreign and U.S. federal and state tax return matters.
(h)	The adjustment in 2012 primarily relates to a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012, partially offset by a decrease in accrued liabilities for estimated costs to complete the divestiture of the former Fortune Brands Home & Security and Golf businesses.
(i)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.
(j)	Nontaxable reimbursement received from seller of an acquired business for resolution of certain tax matters for years prior to our ownership.

bps - basis points

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions)

Free Cash Flow & Cash Conversion Rate (a)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP cash provided by operating activities	$309.7	$265.6	$423.8	$378.2
Add (deduct):
Capital expenditures, net of disposition proceeds (b)	(29.5)	(35.7)	(109.0)	(125.0)
Cash used for discontinued operations (c)	—	3.6	17.0	83.6

Free cash flow (Non-GAAP)	$280.2	$233.5	$331.8	$336.8

(a)	Free cash flow is defined as GAAP cash flow from operations less capital expenditures for property, plant and equipment additions (net of disposition proceeds), adjusted for operating cash flow related to discontinued operations. Management believes free cash flow provides investors with an important perspective on the cash available for dividends, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Management uses free cash flow to assess business performance and overall liquidity.
(b)	Disposition proceeds in the 2013 periods exclude $5 million received from the sale of certain assets from the Pinnacle business acquired in 2012.
(c)	Represents cash used primarily for settlement of liabilities of divested businesses and payment of incentive compensation, severance and pension benefits to former Fortune Brands executives.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Three Months Ended December 31, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	6	12	(10)	4
Foreign currency impact	—	(3)	5	1

Comparable Net Sales (Non-GAAP)	6	9	(5)	5

	Year Ended December 31, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	8	7	(11)	4
Foreign currency impact	—	(2)	2	—
Acquisitions/divestitures	(3)	1	—	(2)

Comparable Net Sales (Non-GAAP)	5	6	(9)	2

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. We believe that comparable net sales growth is useful in evaluating sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth

Year Ended December 31, 2013

(Unaudited)

	GAAP Basis	Foreign Currency Exchange Rates	Acquisitions/ Divestitures	Non-GAAP- Comparable Basis
	%			%
Power Brands	5	2	(3)	4
Jim Beam	2	1	—	3
Maker’s Mark	17	—	—	17
Sauza (a)	4	(1)	—	3
Courvoisier	(2)	—	—	(2)
Canadian Club	7	3	—	10
Teacher’s	(13)	6	—	(7)
Pinnacle	53	—	(53)	—
Rising Stars	3	—	(1)	2
Laphroaig	22	(1)	—	21
Knob Creek	13	1	—	14
Basil Hayden’s	29	—	—	29
Kilbeggan (b)	72	(3)	(67)	2
Cruzan	2	—	—	2
Hornitos	13	(1)	—	12
Skinnygirl	(26)	—	—	(26)
Sourz	1	(1)	—	—
Local Jewels	(6)	(2)	—	(8)
Value Creators	(9)	—	7	(2)
Net sales (c)	4	—	(2)	2

Comparable net sales growth rate represents the percentage increase (decrease) in reported net sales in accordance with GAAP, adjusted for certain items. We believe comparable net sales growth is useful in evaluating sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts and acquisitions/divestitures. See the section “Use of Non-GAAP Financial Information” (above) for additional information related to the use of Non-GAAP measures.

(a)	Excludes Hornitos

(b)	Includes 2Gingers

(c)	Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales to third parties.